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                                                                   EXHIBIT 10.27



                           BROILER GROWING AGREEMENT

                          PILGRIM'S PRIDE CORPORATION
                                 NASHVILLE, AR


THIS AGREEMENT, made and entered into on this 29th day of January, 1997, by and
                                              ----        -------     -
between PILGRIM'S PRIDE CORPORATION, Nashville, AR, hereinafter called, "Company" and Cliff Butler of Howard County, Arkansas, hereinafter called
              ------------    ------         --------
"Grower".

WITNESSETH:

For and in consideration of the mutual promises and conditions contained herein, parties agree as follows: Company does hereby deliver 180,000 baby chicks, more or less, to Grower for care and housing at the value of $.15 each, and further agrees to furnish all feed at a value of $10.00 per 100 pounds to Grower to maturity and sale.

Company is sole owner of all poultry.

Grower agrees:
-------------
1. To provide proper housing, utilities, equipment, water, liter, all-weather road to chick delivery doors, catch-out area, and feed tanks; and all labor necessary to properly raise said flock to maturity and sale.
2. To dispose of all dead birds and poultry house litter in accordance with all Federal, State, and Local laws, rules and regulations.
3. To allow Company to enter Grower's premises at any time to deliver feed, inspect flock, and to pick up said flock at any time chosen by Company.
4. To abide by all recommended practices regarding management, feeding, sanitation and medication as recommended by Company. In time of adverse weather conditions, such as extreme cold or extreme heat, grower agrees to make a special effort to minimize death losses from lack of heat, lack of cooling and lack of water. Grower also agrees not to use any feeds or medication unless supplied by Pilgrim and to use shavings only from approved suppliers.
5.   To allow a serviceman to inspect and pass condition on flock at any time.
6. To not administer any medications at any time to said flock unless otherwise recommended by Company's service representative; and to abide by all FDA rules and regulations concerning the use of medications to said flock; and to abide by all rules and regulations of the FDA and EPA concerning the use of pesticides, insecticides or any other chemical which may be applied to the premises to which said flock may be in contact.
7. To assume all liability for condemnation due to farm causes as shown on the USDA Poultry Condemnation Certificate, with these causes being tuberculosis, tumors, leukosis, septicaemia and toxemia, synovitis, bruises, airsacculitis, inflammatory process head and parts, and 1/2 the weight of other parts condemned. Condemnation weight is to be figured

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     using the average weight of the flock times the total whole bird farm condemned head, plus weight of inflammatory process parts and 1/2 other parts weight. (The total of the parts weight is divided by .667 to convert the weight to live weight.)
8. To accept payment, as hereinafter outlined, as the total compensation of said flock.
9. To have no other poultry, fowl, or ratites other than those that are the property of the company.

Company agrees:
--------------
1.   To load and haul the flock to market at no expense to Grower.
2. To maintain accurate records on each Grower account as to total cost per pound of meat marketed.
3.   To furnish technical supervision of said flock at no cost to Grower.
4. To pay Grower final payment for said flock within fifteen (15) days after processing the flock under this contract. All chickens on each farm will be settled as one unit regardless of the number of houses. If all houses are not sold within the same week, settlement will be made in accordance with the sale of the last house.
5. To assume all liability for condemnation due to plant error as shown on the USDA Poultry Condemnation Certificate, with these causes being cadavers, contamination, PRS, and overscald. Condemnation weight is to be figured using the average weight of the flock the total times whole bird plant condemned head plus 1/2 other parts excluding I.P. parts.
6.   To furnish medication to Grower at Company's cost of said medication.
7. To add a fuel allowance of $22.50/1000 sq. ft. of production capacity to flocks placed beginning November 1st and ending March 15th of each year and not to exceed the first two consecutive flocks placed during this time.
8. To pay Grower on salable pounds only, after condemnation, according to cost per pound performance as follows:
     a) Determine the average "Grower Cost" of all growers selling birds during a one week period using the following formula:

          $10/100 lbs. feed + $.15/chick + medication  cost = Total cost

          Total Cost divided by Salable pounds (total farm weight - farm condemn) = Total Cost/Lb.

          Farm weight is the total live weight of all birds caught.

          Any grower whose cost is $.0350/lb. higher than the average cost will not be included in figuring the average cost.

          Feed remaining after the flock is processed will be picked up and credited to the current flock. In the event that feed is not picked up before the settlement date, an estimated feed return will be turned in by the serviceman and credited to the current flock; after pick up, any deviation between the estimated and the actual

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                weight of the feed picked up will be credited or debited to the next flock settled.

        b) Determine each Grower's individual "Grower Cost". If a Grower's individual cost is lower than the average for the week, Grower will receive $.0430/lb. plus 50% of the difference between Grower cost and the average cost.

        C) If a Grower's individual cost is higher than the average cost, Grower will receive $.0430/lb. less 50% of the difference between Grower cost and the average cost, down to a minimum payment of $.0290 per pound.

        Examples of lower than average and higher than average settlements are shown on Attachment A and Attachment B.

It is mutually agreed and understood that neither Grower nor any employee of Grower shall be deemed or construed to be employees, agents or partners of Company, and Grower accepts full, exclusive liability for the payment of and agrees to pay and indemnify and save Company harmless from any and all claims and Federal, State and Local taxes now or hereinafter imposed upon the premises and facilities used by the Grower in the performance of this contract and imposed for Worker's Compensation Insurance, Unemployment Compensation Insurance, or old age benefits or annuities as to himself or his employees in the performance of this contract and all said claims and taxes shall be paid directly by Grower, and that Grower is an independent contractor.

The Grower agrees that the Company is the sole owner of all poultry and feed so placed in these poultry houses, and that the Grower shall have possession of said poultry and feed as custodian or caretaker only. It is further agreed, however, that Company has engaged Field Warehousing Corporation to provide financing for the poultry covered by this agreement. Grower cannot use the poultry, feed, or any supplies which are the property of Pilgrim's Pride Corporation for collateral for any loan or other purpose.

Nondiscrimination. The Equal Opportunity Clause contained in Section 202 of Executive Order 11246, as amended, relating to equal employment opportunity for all persons without regard to race, color, religion, sex or national origin, the Affirmative Action Clause contained in 41 C.F.R. Chapter 60-2540.4 relating to affirmative action obligations to disabled veterans and to veterans of the Vietnam Era and the Affirmative Action Clause contained in 41 C.F.R. Chapter 60-
741.4 relating to Affirmative Action obligations to handicapped workers, implementing rules and regulations of the Secretary of Labor (41 C.F.R. Chapter), and the utilization of small business concerns owned by socially and economically disadvantaged individuals as set forth in public law 95-50 are incorporated herein by reference.

This contract is non-transferable and shall remain in effect until such time as either party fourteen (14) days notice in writing of their desire to terminate the contract, and provided that there is no flock on the premises of Grower for which Field Warehousing Corporation is responsible.


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Both parties, having read and understood the above agreement, do accept the terms herein.

ATTEST:                                 GROWER
/s/ KEVIN McDANIEL                      /s/ CLIFFORD E. BOZLER
----------------------------            ------------------------------
                                        PILGRIM'S PRIDE CORPORATION

                                        /s/ L. DANIEL
                                        ------------------------------

01/12/97


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                                 ATTACHMENT A
                           Broiler Growing Agreement
                  EXAMPLE #1: LOWER THAN AVERAGE GROWER COST

FLOCK: 999999           GROWER: JOHN DOE

HEAD PLACED             30,000
HEAD SOLD               29,175          42 DAYS OLD
                        ------
MORTALITY                  825
                                        97.25% LIVABILITY

GROSS WT.              115,320
COND. WT.                  692
                       -------
NET WT.                114,628

                                          .60% CONDEMNED
                                         3.95  AVERAGE WT.

FEED SUMMARY            LBS.             LBS./CHIX

PRE-STARTER             .00                .000
STARTER                 65,760.00         2.268
FINISHER                97,430.00         3.360
L.D.                    66,420.00         2.290
FEED PICKUP              9,540.00-         .329-
                        ---------         -----
TOTAL FEED             220,070.00         7.589

                                       52.40 FEED CONVERSION 1.91

COST STATEMENT

FEED                22,007.00

CHICKS               4,500.00

MEDICATION              35.54
                    ---------

TOTAL COST          26,542.54
COST PER LB.        .2316


GROWER PAYMENT COMPUTATION
--------------------------

AVERAGE GROWER COST PER POUND                .2414
GROWER PRIME COST                            .2316
YOUR COST COMPARED TO AVERAGE                .0098-
ADJUSTMENT FACTOR                            .50
GROWER PERFORMANCE FACTOR                    .0049
BASE GROWER PAYMENT                          .0430
GROWER PAYMENT PER POUND                     .0479
GROWER PAYMENT                         $5,490.68
FUEL ALLOWANCE                               .00
TOTAL PAYMENT                          $5,490.68


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                                 ATTACHMENT B
                           Broiler Growing Agreement
                  EXAMPLE #2: HIGHER THAN AVERAGE GROWER COST


FLOCK: 999999                  GROWER: JANE DOE

HEAD PLACED                     30,000
HEAD SOLD                       28,401                  42 DAYS OLD
                               -------
MORTALITY                        1,599

                                                        94.67% LIVABILITY

GROSS WT.                      105,660
COND. WT.                        1,659
                               -------

NET WT.                        104,001

                                                        1.57% CONDEMNED
                                                        3.72 AVERAGE WT.


FEED SUMMARY                    LBS.                    LBS/CHIX

PRE-STARTER                            .00                .000
STARTER                          57,660.00               2.082
FINISHER                        112,360.00               4.056
L.D.                             42,880.00               1.548
FEED PICKUP                       1,710.00-               .062-
                                ----------               -----
TOTAL FEED                      211,190.00               7.624

                                                50.03 FEED CONVERSION 2.00

COST STATEMENT

FEED                    21,119.00

CHICKS                   4,500.00

MEDICATION                  51.48
                        ---------

TOTAL COST              25,670.48
COST PER LB               .2468


GROWER PAYMENT COMPUTATION
--------------------------

AVERAGE GROWER COST PER POUND                   .2414
GROWER PRIME COST                               .2468
YOUR COST COMPARED TO AVERAGE                   .0054
ADJUSTMENT FACTOR                               .50
GROWER PERFORMANCE FACTOR                       .0027-
BASE GROWER PAYMENT                             .0430
GROWER PAYMENT PER POUND                        .0403
GROWER PAYMENT                            $4,191.24
FUEL ALLOWANCE                                  .00
TOTAL PAYMENT                             $4,191.24



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